Exhibit 99.4

Unaudited financial statements of Jacob Holm as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020 and the related notes thereto.

PMM Holding (Luxembourg) AG

Condensed consolidated income statement

	For the 6-months period ended Jun 30,
	2021	2020
EUR ’000	unaudited	unaudited
Revenue	157.058	174.577

Cost of goods sold	132.815	148.281

Gross profit	24.243	26.295

Sales and marketing expenses	4.208	3.762
Administrative expenses	10.292	9.560

Operating profit	9.743	12.974

Other operating income and expenses	(373)	(68)

Profit before financial income and expenses and special items	9.370	12.906

Special items, net	(1.232)	(25)
Financial income	2.281	421
Financial expenses	(3.157)	(4.208)

Profit before tax	7.261	9.093

Tax on result for the year	966	2.151

Net profit for the year	6.295	6.942

PMM Holding (Luxembourg) AG

Condensed consolidated statement of comprehensive income

	For the 6-months period ended Jun 30,
	2021	2020
EUR ’000	unaudited	unaudited
Net profit for the period	6.295	6.942

Other comprehensive income

Items that may be subsequently reclassified to income statement
Exchange adjustment, foreign companies	651	198

Total comprehensive income for the period	6.947	7.140

PMM Holding (Luxembourg) AG

Condensed consolidated balance sheet

	Note	Jun 30, 2021	Dec 31, 2020
EUR ’000		unaudited	audited
Assets

Intangible fixed assets	5	4.654	4.434

Land & Buildings	6	27.614	27.450
Plant and machinery	6	69.193	67.807
Other fixtures and fittings, tools and equipment	6	1.972	1.674
Property, plant and equipment under construction	6	22.102	12.142
Right of use assets		4.977	5.680

Property, plant and equipment		125.858	114.754

Other receivables		505	488

Deferred tax asset		543	464

Non-current assets		131.560	120.140

Inventories		35.333	24.235

Corporate tax		454	499
Trade receivables		27.033	32.387
Other receivables and prepayments		4.232	7.707

Receivables and others		31.719	40.593

Cash at bank and in hand		7.327	20.606

Current assets		74.378	85.434

Total assets		205.939	205.573

PMM Holding (Luxembourg) AG

Condensed consolidated balance sheet

	Note	Jun 30, 2021	Dec 31, 2020
EUR ’000		unaudited	audited
Equity and liabilities

Equity		24.125	23.908

Interest bearing liabilities	7	5.327	131.394
Provisions for other staff obligations		1.748	1.521

Non-current liabilities		7.075	132.914

Current portion of interest bearing liabilities	7	127.246	1.690
Credit institutions		11.528	9.930
Trade payables		20.950	19.594
Payables, plant and machinery		900	105
Payables due to group companies		0	251
Corporate tax		3.124	3.796
Other payables		10.991	13.386

Current liabilities		174.738	48.751

Total liabilities		181.814	181.665

Total equity and liabilities		205.939	205.573

PMM Holding (Luxembourg) AG

Condensed consolidated statement of changes in equity

	Share capital	Share premium and similar premiums	Legal reserve	Exchange adj.	Retained earnings	Total
EUR ’000	unaudited	unaudited	unaudited	unaudited	unaudited	unaudited
Equity at Jan 1, 2021	323	64.792	32	1.510	(42.749)	23.908

Comprehensive income for the period	0	0	0	651	6.295	6.947
Dividends	0	0	0	0	(6.730)	(6.730)

Equity at Jun 30, 2021	323	64.792	32	2.162	(43.184)	24.125

Equity at Jan 1, 2020	323	64.792	32	5.861	(53.293)	17.715

Comprehensive income for the period	0	0	0	198	6.942	7.140
Dividends	0	0	0	0	0	0

Equity at Jun 30, 2020	323	64.792	32	6.059	(46.351)	24.855

Paid dividends per share in 2021 amounts to EUR 2,084 (EUR 0 in 2020).

PMM Holding (Luxembourg) AG

Condensed consolidated statement of cash flows

	For the 6-months period ended Jun 30,
	2021	2020
EUR ’000	unaudited	unaudited
Ordinary result before tax	7.261	9.093
Non-cash adjustments	3.724	6.265
Corporation tax paid	(1.616)	(394)
Change in inventories	(11.168)	(1.012)
Change in receivables	7.113	(10.320)
Change in suppliers etc.	(956)	3.462

Cash flows from operating activities	4.357	7.095

Property, plant and equipment and intangible fixed assets, net	(12.066)	(7.058)
Purchase of financial fixed assets	(7)	1
Change in payables, plant and machinery	782	(116)

Cash flows from investing activities	(11.291)	(7.173)

Change in non-current liabilities	(844)	(859)
Change in credit institutions	1.599	4.025
Change in accounts with related and group companies	(251)	(999)
Paid out dividend	(6.730)	0

Cash flows from financing activities	(6.226)	2.167

Change in cash and cash equivalents	(13.160)	2.089

Cash and cash equivalents, net at beginning of the period	20.606	13.935
Exchange adjustment of cash at bank and in hand, net at beginning of the period	(119)	67

Cash and cash equivalents, net at the end of the period	7.327	16.090

Cash-flow related to non-recourse factoring is presented in change in working capital as part of cash-flow from operations. Cash-flow related to recourse factoring is presented as change in credit institutions in cash-flow from financing activities.

PMM Holding (Luxembourg) AG

Notes to the Interim Report

1 Reporting entity

PMM Holding (Luxembourg) AG is domiciled in Luxembourg. These condensed unaudited consolidated interim financial statements as at and for the six months ended June 30, 2021 comprise the Company and its subsidiaries (together the “Group”). The Group is primarily involved in manufacturing nonwoven fabrics for a wide range of applications in the consumer wipes, industrial wipes, hygiene, beauty care and health care segments. The Company’s functional currency is Euro (EUR).

2 Basis of preparation

(a) Statement of compliance

These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. They do not include all the information required for a complete set of IFRS financial statements. Any events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the financial year ended December 31, 2020 are disclosed in these financial statements.

(b) Judgments and estimates

In preparing these interim financial statements, Management makes judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

The significant judgements made by Management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements as at and for the financial year ended December 31, 2020.

3 Significant accounting policies

The accounting policies applied in these interim financial statements are the same as those applied in the Group’s consolidated financial statements as at and for the financial year ended December 31, 2020.

4 Subsequent events

After the balance sheet date, the Company announced that the shareholders of PMM Holding (Luxembourg) AG entered into a definitive agreement to transfer control of the Group to US based Glatfelter Corp. (NYSE: GLT). The agreement is subject to customary conditions, including regulatory approvals. Closing is expected to take place in the second half of 2021.

There has been no material adverse change to the financial condition of the Group after the balance sheet date.

PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

5 Intangible fixed assets

	Goodwill	Customer lists, know-how, patents, licences	Software	Intangible fixed assets under construction
EUR ’000	unaudited	unaudited	unaudited	unaudited
Cost at Jan 1, 2021	43	4.823	10.879	552
Exchange adjustment	0	(53)	(38)	(6)
Additions for the period	0	0	19	596
Transfer between items	0	53	337	(390)
Disposals for the period	0	0	0	0

Cost at Jun 30, 2021	43	4.823	11.197	752

Amortisation at Jan 1, 2021	43	2.544	9.276	0
Exchange adjustment	0	(27)	(37)	0
Amortisation for the period	0	176	186	0
Disposals for the period	0	0	0	0

Amortisation at Jun 30, 2021	43	2.693	9.425	0

Carrying amount at Jun 30, 2021	0	2.130	1.772	752

Amortised over		10 years	3-10 years

6 Property, plant and equipment

	Land and buildings	Plant and machinery	Other fixtures and fittings, tools and equipment	PPE under construction
EUR ’000	unaudited	unaudited	unaudited	unaudited
Cost at Jan 1, 2021	50.722	187.059	9.713	12.143
Exchange adjustment	1.081	4.064	120	280
Additions for the period	0	649	241	12.712
Transfer between items	171	2.516	346	(3.033)
Disposals for the period	0	(951)	(228)	0

Cost at Jun 30, 2021	51.974	193.337	10.192	22.102

Depreciation at Jan 1, 2021	23.272	119.252	8.039	0
Exchange adjustment	405	2.317	106	0
Depreciation for the period	683	3.029	303	0
Disposals for the period	0	(454)	(228)	0

Depreciation at Jun 30, 2021	24.360	124.144	8.220	0

Carrying amount at Jun 30, 2021	27.614	69.193	1.972	22.102

Amortised over	30-50 years	5-20 years	3-10 years

The Group continued the implementation of its long-term investment program (Project Boost) for accelerated growth of the capacity and capabilities of its production platform. The program was started in 2019 and will stretch into 2022. The total Project Boost related additions in the first half of 2021 amounts to approx. EUR 10 million.

PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

7 Interest bearing liabilities

Non-current and current interest-bearing liabilities is made up of the issued Bond and lease liabilities.

As of June 30, 2021 the split and maturity is as follows:

	2021	2022	2023	After	Total
EUR ’000	unaudited	unaudited	unaudited	unaudited	unaudited
Bond	0	127.500	0	0	127.500
Lease liabilities	882	1.633	709	2.103	5.327
Financing costs	(169)	(85)	0	0	(254)

	713	129.048	709	2.103	132.573

The Bond matures in full on March 31, 2022. The Company may redeem the bond issue in whole or in part at any time. The redemption price is:

March 2021 to September 2021	100.75% of par value
From September 2021	100.00% of par value

A change of control triggers a Put Option Event, which gives the Bondholders the right to require that the Issuer purchases all or some of the Bonds held by the Bondholder at a price equal to 101 per cent of the Nominal Amount plus accrued and unpaid interest.

The bonds are subject to minimum liquidity and a net debt / EBITDA ratio covenant testing in case of an Incurrence Event. An Incurrence Event can be either a dividend distribution above the permitted minimum distribution of EUR 7 million and/or the incurrence of financial indebtedness.

8 Segment information

The internal reporting framework used for reporting on revenue and expenses to the Executive Management and the Board of Directors has been set up to reflect and report on the global functional responsibility setup at the Company.

These are voluntary disclosures to show revenue and EBITDA per business area.

The Group’s global functional responsibility is divided into two segments:

(1)	The Jacob Holm Industries segment produces and sells non-woven roll-goods.

(2)	The Sontara segment produces and sells non-woven in converted and roll-goods form.

(3)	Other consists of the holding and management companies PMM Holding (Luxembourg) AG, Jacob Holm & Sons AG, Jacob Holm & Sønner Holding A/S and Jacob Holm & Sønner A/S.

PMM Holding (Luxembourg) AG

Notes to the Interim Report—(Continued)

	For the 6-months period ended Jun 30,
	2021	2020
EUR ’000	unaudited	unaudited
Revenue
Jacob Holm Industries	78.962	76.514
Sontara	78.142	98.055
Other	4.706	5.320

	161.811	179.889
Elimination of internal sales	(4.752)	(5.313)

Group	157.058	174.577

EBITDA
Jacob Holm Industries	6.479	1.550
Sontara	7.735	15.657
Other	809	1.746

Group	15.022	18.953

Eliminated internal sales mostly comprise royalty and management fee charges made from the holding and management companies to the two segments as well as a minor revenue between the two segments.

Due to the nature of the business of the Group, there is typically no seasonality during a financial year.

9 Transactions with related parties

Besides intercompany transactions that have been eliminated in the Consolidated Income Statement, related party transactions comprise interest expense charged by the related party Ammon Ammon AG and management fee charges to and rental charges from the related party Dønnerup A/S.

The Group has been charged interest expenses of EUR 7k from Ammon Ammon AG (EUR 52k for year-to-date 2020) for the year-to-date.

The Group has charged management services in the amount of EUR 44k (EUR 44k for year-to-date 2020) to Dønnerup A/S for the year-to-date. Dønnerup A/S has charged rental expenses in the amount of EUR 48k (EUR 47k for year-to-date 2020) for the year-to-date.

Basis
Controlling interest
Poul M. Mikkelsen, Büelweg 9, CH-6442 Gersau	Controlling shareholder
Martin Mikkelsen, Rosenvængets Allé 33, DK-2100 København Ø.	Shareholder
Ammon Ammon AG, Meierhofstrasse 5, FL-9490 Vaduz	Parent company